Exhibit 2.1
FINAL EXECUTION COPY
PURCHASE AGREEMENT FOR BIBSTERS INTELLECTUAL PROPERTY
This Purchase Agreement for Bibsters Intellectual Property, including its Attachments (altogether, the “Agreement”), is by and between The Procter & Gamble Company, a corporation of the state of Ohio, with offices located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, United States (hereinafter referred to along with its Affiliates (as hereinafter defined) as “P&G”), and Hamco, Inc., a corporation of the state of Louisiana, with offices located at 916 S. Burnside Avenue, Gonzales, Louisiana 70737, United States (hereinafter referred to along with its Affiliates as “Hamco”), each individually referred to herein as “Party” and collectively referred to herein as “Parties”.
WHEREAS, P&G is the owner of certain patents specific to disposable bibs as set forth in Attachment 2 (the “Bibsters Patents”) and certain BIBSTERS trademarks set forth in Attachment 4 (the “Bibsters Trademarks”) (altogether, the “Bibsters Intellectual Property”);
WHEREAS, Hamco wishes to purchase the Bibsters Intellectual Property from P&G; and
WHEREAS, P&G wishes to sell the Bibsters Intellectual Property to Hamco;
NOW, THEREFORE, in light of the recitals provided above, and in consideration of the mutual promises contained herein, the Parties hereby agree to be bound as follows:
1.
Limitations. The Parties agree that this Agreement is limited to P&G’s sale of the Bibsters Intellectual Property to Hamco. Each Party agrees that this Agreement does not carry with it any express or implied license to any other intellectual property rights of either Party.

2.	Representations by P&G. P&G represents to Hamco that, as of the Effective Date (as hereinafter defined):
a.	P&G has full power and authority to enter into and perform this Agreement;

b.	The Bibsters Patents are all of the active United States and foreign patents and patent applications owned by P&G that claim disposable bibs;

c.	All of the original inventors of the Bibsters Patents have assigned to P&G all of their right, title and interest in and to the Bibsters Patents;

d.	The Bibsters Trademarks are all of the active United States and foreign trademark applications and registrations owned by P&G that relate to disposable bibs;

e.	P&G is the sole owner of all right, title and interest in and to all of the Bibsters Intellectual Property;

f.	P&G has good and marketable title to all of the Bibsters Intellectual Property, free and clear of any encumbrances;

g.	P&G will have paid all annuity and maintenance fees for the Bibsters Intellectual Property that were due, are due, or will be due through September 30, 2010;

h.	To the knowledge of P&G, none of the Bibsters Patents are currently being re-examined;

i.
None of the Bibsters Intellectual Property will be subject to any license, royalty, or other obligation to any third party, and P&G has rightfully terminated (or allowed to expire by its terms) any license with The oneCARE Company relating to any Bibsters Intellectual Property;

j.	None of the Bibsters Intellectual Property is currently the subject of any pending or, to the knowledge of P&G, threatened litigation; and

k.	P&G has no current plans to file any additional patent applications that would claim disposable bibs.
3.	Representation by Hamco. Hamco represents to P&G that, as of the Effective Date, it has full power and authority to enter into and perform this Agreement.

4.	Covenants by P&G. P&G agrees:
a.	To execute the General Patent Assignment in Attachment 1 and the General Trademark Assignment in Attachment 3 on or before the Effective Date;

b.
To hold in confidence, with at least reasonable care, the existence of this Agreement, the terms and conditions of this Agreement, and the proprietary information shared by Hamco in relation to this Agreement, unless P&G receives prior written approval for disclosure from an authorized representative of Hamco;

c.
To deliver to Hamco’s designated representative(s), within the 45 days following the Effective Date, originals or copies of all documentation related to the filing, prosecuting, and granting of the Bibsters Intellectual Property that is in P&G’s possession or control;

d.
To deliver to Hamco’s designated representative(s), within the one-month period following the Effective Date, originals or copies of all business and technical documentation related to P&G’s current Bibsters products that is in P&G’s possession or control; and

e.
Upon request, to cooperate with Hamco after the Effective Date to execute other documents and/or take other actions reasonably necessary or desirable for Hamco to establish Hamco’s ownership of the Bibsters Intellectual Property.

5.	Covenants by Hamco. Hamco agrees:
a.	To fully pay the Bibsters Intellectual Property Purchase Price (as hereinafter defined) on the Effective Date;

b.	To execute the General Patent Assignment in Attachment 1 and the General Trademark Assignment in Attachment 3 on or before the Effective Date;

c.	At Hamco’s expense, to promptly comply with all applicable laws and regulations to record the General Patent Assignment and General Trademark Assignment in all geographies;

d.	To timely pay all applicable taxes related to Hamco’s purchase of the Bibsters Intellectual Property;

e.	To be solely responsible for all annuity and maintenance fees for the Bibsters Intellectual Property that will be due on or after September 30, 2010;

f.	To be solely responsible for all costs for any and all of Hamco’s activities associated with the Bibsters Intellectual Property from and after the Effective Date;

g.	To comply in all material respects with all applicable laws and regulations in marking any product with any patent or trademark number of any of the Bibsters Intellectual Property;

h.
To hold in confidence, with at least reasonable care, the existence of this Agreement, the terms and conditions of this Agreement, and the proprietary information shared by P&G in relation to this Agreement, unless Hamco receives prior written approval for disclosure from an authorized representative of P&G or unless otherwise required by law or regulation. Notwithstanding the foregoing, the Parties acknowledge and agree that Hamco will be required to, and will, issue a press release promptly following the execution of this Agreement that discloses that the Parties have entered into this Agreement; and

i.
To reasonably determine the allocation of the Bibsters Intellectual Property Purchase Price between the two categories Bibsters Patents and Bibsters Trademarks, and to communicate that allocation to P&G in writing, within the three-month period following the Effective Date.

6.	Disclaimers.
a.
Freedom to Practice. P&G does not warrant Hamco’s freedom to practice the inventions claimed in the Bibsters Patents or trademarks listed in the Bibsters Trademarks. In the event that any Bibsters Trademark or any Hamco Bibsters product is subject to the intellectual property rights of a third party, there will be no refund to Hamco of any portion of the Bibsters Intellectual Property Purchase Price.

b.	Implied Warranties. P&G is not providing any implied warranties in this Agreement.

c.
Practicing the Inventions. P&G is not responsible or liable for any injury, loss, damage, or other liability incurred by Hamco in practicing any of the inventions claimed in the Bibsters Patents or using any of the Bibsters Trademarks.

d.	Validity of the Intellectual Property. P&G does not warrant the validity or enforceability of any of the Bibsters Intellectual Property. In the event that a government agency or authority declares any of the Bibsters Intellectual Property to be invalid or unenforceable, there will be no refund to Hamco of any portion of the Bibsters Intellectual Property Purchase Price.

7.	Effective Date. The “Effective Date” shall be last date of signing of this Agreement.

8.
Purchase and Sale of Bibsters Intellectual Property. Subject to the terms and conditions set forth herein, on the Effective Date, P&G shall sell the Bibsters Intellectual Property and Hamco shall purchase the Bibsters Intellectual Property by the Parties’ full execution of the General Patent Assignment in Attachment 1 and General Trademark Assignment in Attachment 3, and by Hamco’s full payment of the Bibsters Intellectual Property Purchase Price, as described herein.

9.	Purchase Price for Bibsters Intellectual Property. The “Bibsters Intellectual Property Purchase Price” shall be $1,800,000.

10.	Payment of Purchase Price. Hamco shall pay the Bibsters Intellectual Property Purchase Price in United States dollars, by wire transfer to P&G’s account as designated below:
Citibank, New York
US Dollar Account #0000-1986
ABA #021000089.
Swift Code CITIUS33
With a fax confirmation sent to:
The Procter & Gamble Company
ATTN: Contract Administration
P.O. Box 330176
West Hartford, CT 06133-0176
Ph: (860) 236-8002
Fax: (860) 570-2444
Email: bcallis@pg-compl.com
11.
No Further Rights. Subsequent to the Effective Date, P&G shall have no further right, title or interest in any of the Bibsters Intellectual Property and P&G shall not have any license from Hamco to practice any of the inventions claimed in any of the Bibsters Patents or use of any of the Bibsters Trademarks.

12.	Miscellaneous.
a.
Affiliates. As used herein, the term “Affiliates” refers to any corporation, association, or other entity that directly or indirectly owns, is owned by, or is under common ownership with The Procter & Gamble Company or Hamco, Inc., respectively, either currently or during the term of this Agreement. As used in this definition, the terms “owns,” “owned,” or “ownership” mean the direct or indirect possession of more than fifty percent (50%) of the voting securities, income interest or a comparable equity in such business entity.

b.
Notices. All notices, authorizations, etc., relevant to this Agreement will be in writing and personally served or sent by first class mail, postage pre-paid, to the respective Party at the following addresses:

P&G:	Michael K. Lynch
The Procter & Gamble Company
GO — Tower Building — East
Two Procter & Gamble Plaza
Cincinnati, OH 45202-0000
United States

CC:	The Procter & Gamble Company
Central Contracts
Global Intellectual Property Division
299 E. Sixth St., Floor 9
Cincinnati, OH 45202
United States

Hamco:	E. Randall Chestnut
Hamco, Inc.
916 S. Burnside Avenue
Gonzales, LA 70737
United States

CC:	Steven E. Fox, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, NE
Atlanta, GA 30303
United States
c.	Severability. If any term or provision of this Agreement is held invalid or unenforceable, the remaining terms hereof will not be affected but will be valid and enforced.

d.
Force Majeure. No Party will be liable for a delay in performance or failure to perform its obligations under this Agreement if such delay or failure is due to acts of God or any other event beyond the control of the Parties, including, without limitations, fire, explosion, weather, disease, war, insurrection, civil strife, riots, government action or power failure, provided, however, that the Party who is unable to perform resumes performance as soon as possible following the end of the event causing delay or failure.

e.
Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the sale of the Bibsters Intellectual Property and supersedes all prior agreements, understandings and arrangements whether oral or written between the Parties relating to the subject matter hereof, except as expressly set forth herein.

f.	No Third Party Beneficiaries. This Agreement is for the exclusive benefit of the Parties and is not intended to confer upon any other person any rights or remedies hereunder.

g.
No Oral Modification. Nothing in this Agreement may be changed or modified, nor may anything be added to this Agreement, except as may be specifically agreed to in a subsequent writing executed with the same formalities as this Agreement.

h.	Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Ohio, United States of America.

i.	Headings. The headings or titles of sections or paragraphs appearing in this Agreement are provided for convenience and are not to be used in construing this Agreement.

IN WITNESS WHEREOF, The Parties by their duly authorized representatives, hereby execute this Purchase Agreement for Bibsters Intellectual Property in duplicate; with each Party receiving one (1) of the executed originals hereof.

For P&G:
By:	/s/ Jeffrey D. Weedman		State of	)
) SS
	Name:	Jeffrey D. Weedman	County of	)

	Title:	Vice President, Global Business Development
On this 26th day of May, 2010, before me personally appeared Jeffrey D. Weedman, to me known to be the person named in and who executed the above instrument, and acknowledged to me that he executed the same for the uses and purposes therein set forth.

By:	/s/ Susan S. Felder
Name:	Susan S. Felder
Notary Public, State of Ohio My Commission Expires 09-26-10

For Hamco:
By:	/s/ Olivia Elliott		State of Louisiana	)
) SS
	Name:	Olivia Elliott	County of Ascension	)

	Title:	Vice President & CFO
On this 27th day of May, 2010, before me personally appeared Olivia Elliott, to me known to be the person named in and who executed the above instrument, and acknowledged to me that she executed the same for the uses and purposes therein set forth.

By:	/s/ Neal R. Elliott, Jr.
Name:	Neal R. Elliott, Jr.
Bar Roll #24084 Notary Public, State of Louisiana My Commission is for Life

ATTACHMENT 1
GENERAL PATENT ASSIGNMENT
FOR PURCHASE AGREEMENT FOR BIBSTERS PATENTS
WHEREAS, The Procter & Gamble Company, a corporation of the State of Ohio, having its principal place of business at One Procter & Gamble Plaza, Cincinnati, OH, USA (hereinafter, together with its Affiliates (as defined in the Purchase Agreement for Bibsters Intellectual Property between ASSIGNOR and ASSIGNEE), referred to as “ASSIGNOR”), owns, by assignment, all right, title, and interest in and to the Patents and Patent Applications contained in ATTACHMENT 2, which is attached and hereby incorporated into and forms a part of this Assignment, and any inventions claimed therein; and Hamco, Inc., a corporation of the state of Louisiana having offices at 916 S. Burnside Avenue, Gonzales, LA 70737, United States (hereinafter, together with its Affiliates, referred to as “ASSIGNEE”), desires to own ASSIGNOR’s entire right, title, and interest in and to the Patents and Patent Applications contained in ATTACHMENT 2 and to the inventions claimed therein.
NOW THEREFORE, be it known that, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, ASSIGNOR hereby sells, assigns, transfers, and sets over to ASSIGNEE, its lawful successors and assigns, ASSIGNOR’s entire right, title, and interest in and to the Patents and Patent Applications contained in ATTACHMENT 2, and the inventions claimed therein. ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any official of any foreign country whose duty it is to issue patents on applications as described above, to issue all Letters Patent for such inventions to ASSIGNEE, its successors and assigns, in accordance with the terms of this Assignment;
This Assignment is effective as of the date of execution shown below.

ASSIGNOR, The Procter & Gamble Co.
By:	/s/ Jeffrey D. Weedman		State of	)
) SS
	Name:	Jeffrey D. Weedman	County of	)

	Title:	Vice President, Global Business Development
On this 26th day of May, 2010, before me personally appeared Jeffrey D. Weedman, to me known to be the person named in and who executed the above instrument, and acknowledged to me that he executed the same for the uses and purposes therein set forth.

By:	/s/ Susan S. Felder
Name:	Susan S. Felder
Notary Public, State of Ohio My Commission Expires 09-26-10

ASSIGNEE, Hamco, Inc.
By:	/s/ Olivia Elliott		State of Louisiana	)
) SS
	Name:	Olivia Elliott	County of Ascension	)

	Title:	Vice President & CFO
On this 27th day of May, 2010, before me personally appeared Olivia Elliott, to me known to be the person named in and who executed the above instrument, and acknowledged to me that she executed the same for the uses and purposes therein set forth.

By:	/s/ Neal R. Elliott, Jr.
Name:	Neal R. Elliott, Jr.
Bar Roll #24084 Notary Public, State of Louisiana My Commission is for Life

ATTACHMENT 2
LIST OF BIBSTERS PATENTS

P&G Case	Co.	Status	Appln. #	Appln. Dt.	Patent #	Grant Dt.
—05789CL	US	Granted	08/877734	06/17/1997	6058506	05/09/2000
—05790L	MX	Granted	981096	07/30/1996	227813	05/16/2005
—05790CL	US	Granted	08/902864	07/30/1997	5822792	10/20/1998
—05791L	DE	Granted	96926188.2	07/30/1996	69631590.4	02/18/2004
—05791L	FR	Granted	96926188.2	07/30/1996	0843521	02/18/2004
—05791L	GB	Granted	96926188.2	07/30/1996	0843521	02/18/2004
—05791L	US	Granted	08/667155	06/20/1996	5715542	02/10/1998
—06306CL	US	Granted	08/963228	11/03/1997	5819314	10/13/1998
—06471L	US	Granted	08/948572	10/10/1997	6363530	04/02/2002
—06503L	US	Granted	08/792332	01/31/1997	5887278	03/30/1999
—06742L	US	Granted	08/884374	06/27/1997	5918311	07/06/1999
—06927L	DE	Granted	98959458.5	11/16/1998	69816869.0	07/30/2003
—06927L	FR	Granted	98959458.5	11/16/1998	1052913	07/30/2003
—06927L	GB	Granted	98959458.5	11/16/1998	1052913	07/30/2003
—06927L	MX	Granted	004728	11/16/1998	216809	10/08/2003
—06927L	US	Granted	08/969868	11/14/1997	6128780	10/10/2000
—07050L	US	Granted	09/036562	03/09/1998	6061827	05/16/2000
—07092L	US	Granted	09/060133	04/14/1998	6125471	10/03/2000
—07093L	US	Granted	09/059884	04/14/1998	6266820	07/31/2001
—08678RL	DE	Granted	02761378.5	08/14/2002	60218862.8	03/14/2007
—08678RL	FR	Granted	02761378.5	08/14/2002	1416816	03/14/2007
—08678RL	GB	Granted	02761378.5	08/14/2002	1416816	03/14/2007
—08678RL	JP	Granted	2003/520315	08/14/2002	4118806	05/02/2008
—08678L	US	Granted	09/932348	08/17/2001	6381751	05/07/2002
—08678RL	US	Granted	10/085286	02/28/2002	6499140	12/31/2002
D-00698L	US	Granted	29/127449	08/04/2000	D442352	05/22/2001

ATTACHMENT 3
GENERAL TRADEMARK ASSIGNMENT
FOR PURCHASE AGREEMENT FOR BIBSTERS TRADEMARKS
WHEREAS, The Procter & Gamble Company, a corporation of the State of Ohio, having its principal place of business at One Procter & Gamble Plaza, Cincinnati, OH, USA (hereinafter, together with its Affiliates (as defined in the Purchase Agreement for Bibsters Intellectual Property between ASSIGNOR and ASSIGNEE), referred to as “ASSIGNOR”), owns, by assignment, all right, title, and interest in and to the Trademark Applications and Registrations contained in ATTACHMENT 4, which is attached and hereby incorporated into and forms a part of this Assignment; and Hamco, Inc., a corporation of the state of Louisiana having offices at 916 S. Burnside Avenue, Gonzales, LA 70737, United States (hereinafter, together with its Affiliates, referred to as “ASSIGNEE”), desires to own ASSIGNOR’s entire right, title, and interest, and the goodwill associated therewith, in and to the Trademark Applications and Registrations contained in ATTACHMENT 4.
NOW THEREFORE, be it known that, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, ASSIGNOR hereby sells, assigns, transfers, and sets over to ASSIGNEE, its lawful successors and assigns, ASSIGNOR’s entire right, title, and interest, and the goodwill associated therewith, in and to the Trademark Applications and Registrations contained in ATTACHMENT 4. ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any official of any foreign country whose duty it is to issue trademarks as described above, to issue all trademark registrations to ASSIGNEE, its successors and assigns, in accordance with the terms of this Assignment;
This Assignment is effective as of the date of execution shown below.

ASSIGNOR, The Procter & Gamble Co.
By:	/s/ Jeffrey D. Weedman		State of	)
) SS
	Name:	Jeffrey D. Weedman	County of	)

	Title:	Vice President, Global Business Development
On this 26th day of May, 2010, before me personally appeared Jeffrey D. Weedman, to me known to be the person named in and who executed the above instrument, and acknowledged to me that he executed the same for the uses and purposes therein set forth.

By:	/s/ Susan S. Felder
Name:	Susan S. Felder
Notary Public, State of Ohio My Commission Expires 09-26-10

ASSIGNEE, Hamco, Inc.
By:	/s/ Olivia Elliott		State of Louisiana	)
) SS
	Name:	Olivia Elliott	County of Ascension	)

	Title:	Vice President & CFO
On this 27th day of May, 2010, before me personally appeared Olivia Elliott, to me known to be the person named in and who executed the above instrument, and acknowledged to me that she executed the same for the uses and purposes therein set forth.

By:	/s/ Neal R. Elliott, Jr.
Name:	Neal R. Elliott, Jr.
Bar Roll #24084 Notary Public, State of Louisiana My Commission is for Life

ATTACHMENT 4
LIST OF BIBSTERS TRADEMARKS

		Application	Application	Registration	Registration
Trademark	Country	No	Date	No	Date	Status
BIBSTERS	Australia	700052	3-Jan-96	700052	3-Jan-96	Registered
BIBSTERS	Canada	812050	7-May-96	TMA553,079	29-Oct-01	Registered
BIBSTERS	European Union	259002	20-May-96	259002	7-Jan-99	Registered
BIBSTERS	Japan	107798/95	18-Oct-95	4057804	19-Sep-97	Registered
BIBSTERS	Mexico	494302	5-Jul-01	721952	31-Oct-01	Registered
BIBSTERS	New Zealand	257561	8-Jan-96	257561	8-Jan-96	Registered
BIBSTERS	Nigeria	TP95563	15-Nov-04			Pending
BIBSTERS	Nigeria	TP95562	29-Nov-04			Pending
BIBSTERS	Norway	960108	8-Jan-96	179941	13-Feb-97	Registered
BIBSTERS	Saudi Arabia	93186	21-Nov-04	799/78	31-Aug-05	Registered
BIBSTERS	Saudi Arabia	93187	21-Nov-04	799/79	31-Aug-05	Registered
BIBSTERS	Switzerland	03450/1996	14-May-96	436594	14-May-96	Registered
BIBSTERS	Turkey	96/11711	8-Aug-96	175510	8-Aug-96	Registered
BIBSTERS	United Arab Emirates	65009	21-Nov-04	52700	8-May-05	Registered
BIBSTERS	United Arab Emirates	65010	21-Nov-04	52691	8-May-05	Registered
BIBSTERS	United States of America	74673256	12-May-95	2024621	17-Dec-96	Registered
BIBSTERS DE PAMPERS	Chile	632884	2-Jan-04	698914	26-Jul-04	Registered
POCKET BIBSTERS	Canada	1139842	10-May-02	TMA652,764	15-Nov-05	Registered
POCKET BIBSTERS	United States of America	78/129880	20-May-02	2,783,261	11-Nov-03	Registered